                                                                  EXHIBIT 10.111




                           LOAN AND SECURITY AGREEMENT

                            Dated as of April 6, 2001


                                     Between



                                ATC FUNDING, LLC
                                   as Borrower





                                       and






                               HFG HEALTHCO-4 LLC
                                    as Lender


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                                TABLE OF CONTENTS


                                      Page

ARTICLE I. COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING LOAN

                       Section 1.01. Revolving Advances 1
            Section 1.02. Revolving Commitment and Borrowing Limit 1
           Section 1.03. Notice of Borrowing; Borrower's Certificate;
                          Borrowing Base Certificate 2
              Section 1.04. Termination of Revolving Commitment 2
                       Section 1.05. Interest and Fees 2
                      Section 1.06. Voluntary Reductions 2
                    Section 1.07. Computation of Interest 2
                     Section 1.08. Procedures for Payment 2
                          Section 1.09. Indemnities 3
                       Section 1.10. Telephonic Notice 4
                        Section 1.11. Maximum Interest 4

ARTICLE II. COLLECTION AND DISTRIBUTION

                 Section 2.01. Collections on the Receivables 4
                         Section 2.02. Distributions 5
              Section 2.03. Distribution of Funds at the Maturity
                       Date or Upon an Event of Default 5
            Section 2.04. Distributions to the Borrower Generally 5

ARTICLE III. REPRESENTATIONS AND WARRANTIES; COVENANTS;EVENTS OF DEFAULT

           Section 3.01. Representations and Warranties; Covenants 5
                  Section 3.02. Events of Default; Remedies 5
                        Section 3.03. Attorney-in-Fact 5

ARTICLE IV. SECURITY

                   Section 4.01. Grant of Security Interest 6

ARTICLE V. MISCELLANEOUS

                        Section 5.01. Amendments, etc. 6
                         Section 5.02. Notices, etc. 6
                         Section 5.03. Assignability 6
                       Section 5.04. Further Assurances 7
              Section 5.05. Costs and Expenses; Collection Costs 7
                        Section 5.06. Confidentiality 7
          Section 5.07. Term and Termination; Early Termination Fee 8
                    Section 5.08. No Liability of Lender 9
                Section 5.09. Entire Agreement; Severability 9
                         Section 5.10. GOVERNING LAW 9
         Section 5.11. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE 9




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                   Section 5.12. Execution in Counterparts 10
                        Section 5.13. No Proceedings 10





                                    EXHIBITS

                             Exhibit I Definitions
                  Exhibit II Conditions of Revolving Advances
                   Exhibit III Representations and Warranties
                              Exhibit IV Covenants
                          Exhibit V Events of Default
                        Exhibit VI Eligibility Criteria
                 Exhibit VII Form of Borrowing Base Certificate
                   Exhibit VIII Form of Depositary Agreement
                    Exhibit IX-A Form of Opinion of Counsel
                    Exhibit IX-B Form of Opinion of Counsel
                       Exhibit X Form of Pledge Agreement

                                   SCHEDULES

                        Schedule I Addresses for Notices
                    Schedule II Credit and Collection Policy
                            Schedule III Disclosures
        Schedule IV Concentration Account and Lender Lockbox Information
                          Schedule V Net Value Factors


                                       ii

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                  LOAN AND SECURITY AGREEMENT, dated as of April 6, 2001,
between ATC FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "BORROWER"), and HFG HEALTHCO-4 LLC, a Delaware limited liability company (together with its successors and assigns, the "LENDER"), agree as follows:

                  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein, and in the Exhibits and Schedules hereto, to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (this "AGREEMENT").

                  The Borrower (i) is a limited liability company owned by the Providers, (ii) has acquired and will acquire receivables from the Providers by purchase or contribution to the capital of the Borrower pursuant to the RPTA, as determined from time to time by the Borrower and the Providers, and (iii) wishes to borrow funds from the Lender on a continuing and revolving basis secured by all of its assets, including the receivables acquired from the Providers.

                  The Lender is prepared to make a revolving loan secured by the Borrower's assets, including such receivables on the terms and subject to the conditions set forth herein.

                  Accordingly, the parties agree as follows:


                                   ARTICLE I.
               COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING LOAN

                  Section I.1. Revolving Advances. (a) The Lender agrees to lend from time to time to the Borrower, subject to and upon the terms and conditions herein set forth, on each Funding Date, such amounts as, in accordance with the terms hereof, may be requested by the Borrower (each such borrowing, a "REVOLVING ADVANCE" and the aggregate outstanding principal balance of all Revolving Advances from time to time, the "REVOLVING Loan").

                  (b) Each Revolving Advance shall be in a minimum amount of $100,000 or any amount in excess thereof and shall be made on the date specified in the Borrowing Base Certificate requesting such Revolving Advance, or telephonic notice confirmed in writing, as described in Section 1.03 hereof.

                  Section I.2. Revolving Commitment and Borrowing Limit. (a) The Revolving Loan at any time shall not exceed an amount equal to the lesser of (i) $25,000,000 (such amount, or such greater or lesser amount after giving effect to any increase or decrease pursuant to the provisions of Section 1.02(d) and
(e) hereof, the "REVOLVING COMMITMENT"), and (ii) the Borrowing Base as of such time (the lesser of (i) and (ii) being the "BORROWING LIMIT").

                  (b) Subject to the limitations herein and of Exhibit II hereof, the Borrower may borrow, repay (without premium or penalty) and reborrow under the Revolving Commitment. The Revolving Loan shall not exceed, and the Lender shall not have any obligation to make any Revolving Advance which shall result in the Revolving Loan being in excess of, the Borrowing Limit.

                  (c) If at any time the Revolving Loan exceeds the Borrowing Limit at such time, the Borrower shall promptly, in accordance with Article II hereof, eliminate such excess by paying an amount equal to such excess until such excess is eliminated in full.

                  (d) The Borrower may request the Lender to increase the Revolving Commitment by up to $25,000,000 and the Lender, in its sole discretion upon any such request, may decide to increase the Revolving Commitment. Lender shall respond, in writing, within five (5) Business Days after the date Lender has received all




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of the information reasonably requested by the Lender to make such determination. Each such increase shall be in an amount equal to (i) $2,500,000 or an integral multiple thereof if, as of the time of such request, the Revolving Commitment is less than $35,000,000 or (ii) $5,000,000 or an integral multiple thereof if, as of the time of such request, the Revolving Commitment is $35,000,000 or greater, and upon the effective date of such increase the Borrower shall pay to the Lender a fee in an amount equal to 1.00% of any such increase to the Revolving Commitment.

                  Section I.3. Notice of Borrowing; Borrowing Base Certificate. Whenever the Borrower desires a Revolving Advance be made, the Borrower shall give the Lender, (A) not later than 10:30 a.m. (New York City time) on the proposed Funding Date of the Revolving Advance, written notice, or telephonic notice from an Authorized Representative confirmed promptly by a Written Notice (which notice, in each case, shall be irrevocable) of its desire to make a borrowing of a Revolving Advance. Each notice of borrowing under this Section
1.03 shall (i) be indicated on a fully completed Borrowing Base Certificate signed by the Borrower and dated as of such date, and shall specify the proposed Funding Date (which in each instance shall be a Business Day) and the amount of such Borrowing.

                  Section I.4. Termination of Revolving Commitment. On the Maturity Date, the Revolving Commitment shall be canceled automatically and the Revolving Loan shall become due and payable in full. In addition, prior to the Maturity Date, the Borrower may terminate the Revolving Commitment pursuant to
Section 5.07(c). Upon such cancellation, the Revolving Loan (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon and any fees (including without limitation, the Early Termination Fee), premiums, charges or costs provided for hereunder with respect thereto.

                  Section I.5. Interest and Fees. (a) Interest. The Borrower shall pay interest on the on the average daily Outstanding Balance of the Revolving Loan during the prior Month on (i) each Interest Payment Date and (ii) the Maturity Date (whether by acceleration or otherwise), in each case, at an interest rate per annum equal to LIBOR plus the Applicable Margin, in each case, as in effect for the applicable Interest Period.

                  (b) Default Interest. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing, interest on the Revolving Loan shall be payable on demand at a rate per annum equal to 2.50% in excess of the rate then otherwise applicable to the Revolving Loan.

                  (c) Non-Utilization Fee. The Borrower shall pay to the Lender on the first Business Day of each Month a fee (the "NON-UTILIZATION FEE") equal to 0.50% per annum on the average amount, calculated on a daily basis, by which the Revolving Commitment exceeded the Revolving Loan during the prior Month.

                  Section I.6. Voluntary Reductions. The Borrower may on any Funding Date reduce the outstanding principal amount of the Revolving Loan; provided, however, that the Borrower shall provide the Lender with at least 15 days' prior Written Notice to the extent such reduction shall be more than 20% of the then outstanding principal amount of the Revolving Loan

                  Section I.7. Computation of Interest. (a) Interest on the Revolving Loan and fees and other amounts calculated by the Lender on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year.

                  (b) Whenever any payment to be made hereunder or under any other Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

                  Section I.8. Procedures for Payment. (a) Each payment hereunder shall be made not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Lender without counterclaim, offset, claim or recoupment of any kind and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Entity thereof or therein, except for Excluded Taxes. If any such




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taxes, duties or charges are so levied or imposed on any payment to the Lender, the Borrower will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this Section 1.08, will be equal to the amount provided for herein. Whenever any taxes, duties or charges are payable by the Borrower with respect to any payments hereunder, the Borrower shall furnish promptly to the Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrower shall indemnify the Lender for any incremental taxes, duties, charges, interest or penalties that may become payable by the Lender as a result of any such failure.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower agrees to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery of, or otherwise with respect to, this Agreement or any other Documents and any and all recording fees relating to any Documents securing any Lender Debt ("OTHER TAXES").

                  (c) The Borrower shall indemnify the Lender for the full amount of any taxes, duties or charges other than Excluded Taxes (including, without limitation, any taxes other than Excluded Taxes imposed by any jurisdiction on amounts payable under this Section 1.08) duly paid or payable by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date the Lender makes written demand therefor.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 1.08 shall survive the payment in full of principal and interest hereunder.

                  Section I.9. Indemnities. (a) The Borrower hereby agrees to indemnify the Lender on demand against any loss or expense which the Lender or a branch or an Affiliate of the Lender may sustain or incur as a consequence of:
(i) any default in payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); (ii) the effect of the occurrence of any Event of Default upon any Revolving Advance made to it; (iii) the payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof; or (iv) the failure by the Borrower to accept a Revolving Advance after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Advance or any portion thereof. The Lender shall provide to the Borrower a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

                  (b) The Borrower hereby agrees to indemnify and hold harmless the Lender, the Program Manager, the Master Servicer and their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their respective Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act of 1934, as amended (each an "INDEMNIFIED PARTY"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make the Revolving Advances, or the financings contemplated hereby, the other Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Lender under and in accordance with any Documents), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding (brought or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing, whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("CLAIMS"). The Borrower will not, however, be responsible to any Indemnified





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Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted solely from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrower, any Provider or any of their respective designees, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by the Borrower or any Provider against such Indemnified Party ("EXCLUDED CLAIMS"). Further, should any employee of the Lender, in connection with such employee's employment by the Lender, be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrower hereby agrees to pay to the Lender such reasonable per diem compensation as the Lender shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Lender, as an Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrower and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

                  Section I.10. Telephonic Notice. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

                  Section I.11. Maximum Interest. (a) No provision of this Agreement shall require the payment to the Lender or permit the collection by the Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on the Lender (such maximum rate being the Lender's "MAXIMUM PERMISSIBLE RATE").

                  (b) If the amount of interest (computed without giving effect to this Section 1.11) payable on any Interest Payment Date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender on such date in respect of such period shall be computed at the Maximum Permissible Rate.

                  (c) If at any time and from time to time: (i) the amount of interest payable to the Lender on any Interest Payment Date shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Permissible Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to the preceding subsection
(b).


                                   ARTICLE II.
                           COLLECTION AND DISTRIBUTION

                  Section II.1. Collections on the Receivables. The Lender shall be entitled with respect to all Receivables, (i) to receive and to hold as collateral all Receivables and all Collections on Receivables in accordance with the terms hereof, and (ii) to have and to exercise any and all rights to collect, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Receivables.


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                  Section II.2. Distributions. On each Business Day, and
provided, that no Event of Default is continuing the Lender shall distribute any and all Collections actually received in the Concentration Account prior to 12:00 p.m. (New York City time) on the immediately prior Business Day as follows: FIRST, to the Lender, an amount in cash equal to fees and interest that are due and payable as of such Business Day and have not otherwise been paid in full by the Borrower, if any, until such amounts have been paid in full; SECOND, to the Lender, an amount in cash equal to the Borrowing Base Deficiency, if any, until such amount is paid in full; THIRD, to the Lender, an amount in cash equal to the reduction of the principal amount of the Revolving Loan directed by the Borrower to be repaid on such Business Day pursuant to Section 1.02(b), if any, until such amount has been paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any Lender Debt due and payable on such Business Day, if any, until such amount has been paid in full; and FIFTH, to the Borrower, all remaining amounts of Collections.

                  Section II.3. Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Lender pursuant to Section 3.02 hereof, the Lender shall distribute any and all Collections as follows: FIRST, to the Lender, an amount in cash equal to any and all accrued fees and collection costs as set forth in Sections 1.05 and 5.05, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to all accrued and unpaid interest on the Revolving Loan (at the rates established under Section 1.05) until such amount has been paid in full; THIRD, to the Lender, an amount in cash equal to the principal amount of the Revolving Loan, until such amount is paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such date, until such amount has been paid in full; and FIFTH, to the Borrower, all remaining amounts of Collections.

                  Section II.4. Distributions to the Borrower Generally. Distributions to the Borrower on each Business Day shall be deposited in the Borrower Account.


                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF DEFAULT

                  Section III.1. Representations and Warranties; Covenants. The Borrower makes on the Initial Funding Date and on each subsequent Funding Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.

                  Section III.2. Events of Default; Remedies. (a) If any Event of Default shall occur and be continuing, the Lender may, by Written Notice to the Borrower, take either or both of the following actions: (x) declare the Maturity Date to have occurred, and (y) without limiting any rights hereunder and subject to applicable law, replace the Borrower or the Borrower's agent, as the case may be, in its performance of any or all of the "Primary Servicer Responsibilities" under the RPTA (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities); provided, that with respect to the Event of Default in clause
(h) of Exhibit V, the Maturity Date shall be deemed to have occurred automatically and without notice. Upon any such declaration or designation, the Lender shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                  (b) Right of Set-Off. The Borrower hereby irrevocably authorizes and instructs the Lender to set-off the full amount of any Lender Debt due and payable against (i) any Collections, or (ii) the principal amount of any Revolving Advance requested on or after such due date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Lender to exercise such right of set-off; provided, however, a member of the Lender Group shall notify the Borrower: (1) a set-off pursuant to this Section 3.02 occurred, (2) the amount of such set-off and (3) a description of the Lender Debt that was due and payable.

                  Section III.3. Attorney-in-Fact. The Borrower hereby irrevocably designates and appoints the Lender, the Master Servicer and each other Person in the Lender Group, to the extent permitted by applicable law




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and regulation, as the Borrower's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, upon the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign the Borrower's name to financing statements, remittances, invoices, assignments, checks, drafts, or other instruments or documents in respect of the Receivables, (ii) notify Obligors to make payments on the Receivables directly to the Lender, and (iii) bring suit in the Borrower's name and settle or compromise such Receivables as the Lender or the Master Servicer may, in its discretion, deem appropriate.


                                   ARTICLE IV.
                                    SECURITY

                  Section IV.1. Grant of Security Interest. (a) As collateral security for the Borrower's obligations to pay the Lender Debt when due and payable and its indemnification obligations hereunder, the Borrower hereby grants to the Lender a first priority Lien on and security interest in and right of set-off against all of the rights, title and interest of the Borrower in and to (i) the Provider Documents, (ii) all of the Borrower's Accounts whether now owned or hereafter acquired, (iii) any and all amounts held in any accounts maintained at Fleet Bank. N.A., Wachovia Bank, N.A., Mellon Bank, N.A., The Chase Manhattan Bank or any other bank in respect of any of the foregoing or in compliance with any terms of this Agreement, (iv) all of the Additional Collateral, (v) each Lender Lockbox and Lender Lockbox Account and (vi) all proceeds of the foregoing (all of the foregoing, the "COLLATERAL"). This Agreement shall be deemed to be a security agreement as understood under the UCC.

                  (b) The Borrower agrees to execute, and hereby authorizes the Lender to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the Lien created pursuant to this Section 4.01 which may at any time be required or, in the opinion of the Lender, be desirable, and to do so without the signature of the Borrower where permitted by law.


                                   ARTICLE V.
                                  MISCELLANEOUS

                  Section V.1. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Lender and the Borrower and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender or the Borrower to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Fitch, Inc. or any other rating agency then rating the healthcare financing program of the Lender, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

                  Section V.2. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto (and the Lender hereby agrees that notices to or for its benefit may be delivered to the Program Manager and such delivery to the Program Manager shall be deemed received by the Lender), at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and
(ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto and as such schedule may be amended from time to time by the Lender. Notices and communications by facsimile shall be effective when sent (and shall be immediately followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  Section V.3. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                  (b) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.




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

                  Section V.4. Further Assurances. The Borrower shall, at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement.

                  Section V.5. Costs and Expenses; Collection Costs. (a) The Borrower agrees to pay on demand (i) all reasonable non-legal costs and expenses in connection with the preparation, execution and delivery of this Agreement;
(ii) the reasonable fees and out-of-pocket expenses of counsels for the Lender and its Affiliates in connection with this transaction; and (iii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Lender and its Affiliates in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Agreement. The Borrower further agrees to pay on the Initial Funding Date (and with respect to costs and expenses incurred following the Initial Funding Date, within seven days of demand therefor) (a) all reasonable costs and expenses incurred by the Lender or its agent in connection with periodic audits of the Receivables, (b) all reasonable costs and expenses (not to exceed $3,000 in any fiscal year of the Borrower) incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Borrower that would affect the transmission or interpretation of data received through the interface, and (c) all reasonable costs and expenses incurred by the Lender for additional time and material expenses of the Master Servicer resulting from a lack of either commercially reasonably cooperation or responsiveness of the Borrower to agreed-upon protocol and schedules with the Master Servicer; provided, that the Borrower has received Written Notice of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

                  (b) In the event that the Lender shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, any other Documents, any Lender Debt, any Receivable or the Lien on any Collateral or any other security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, the Borrower shall pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys' fees, which amounts shall be part of the Lender Debt, and the Lender may take judgment for all such amounts. The attorney's fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Borrower to the Lender on demand (with interest accruing from the earlier of two Business Days following
(i) the date of such demand and (ii) the date the Borrower became aware of the incurrence of such cost), and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                  Section V.6. Confidentiality. (a) The Borrower and the Lender hereby acknowledge that this Agreement and documents delivered hereunder or under the Provider Documents (including, without limitation, any information relating to the Borrower, any member of the Lender Group or any Provider) contain confidential and proprietary information. Unless otherwise required by applicable law, the Borrower and the Lender each hereby agrees to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith including, without limitation, any information relating to the Borrower, any member of the Lender Group or any Provider delivered hereunder or under the Provider Documents) in communications with third parties and otherwise and to take all reasonable actions to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that, such confidential information may be disclosed to
(i) the Borrower's legal counsel, accountants and auditors, the Providers under the Provider Documents, and the Providers' investors, creditors, legal counsel, accountants and auditors, (ii) the Program Manager, the Person then fulfilling the "Primary Servicer Responsibilities" under the Provider Documents, each member of the Lender Group, investors in and creditors of the Lender, appropriate rating agencies with respect to the Lender, and each of their respective legal counsel and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06, (iv) any Governmental

Entity requesting such information, and (v) any other Person with the written consent of the other party, which consent shall not be unreasonably withheld, and provided further that the Borrower shall not disclose such confidential information to any financial adviser, except with the consent of Lender, which will not be unreasonably withheld. Notwithstanding the foregoing, the parties hereto agree that the Parent, as a public company, may make such disclosure as is required by state and federal law, including, but not limited to, such filings as are required by the Securities and Exchange Commission.

                  (b) The Borrower understands and agrees that the Lender or the Lender Group may suffer irreparable harm if the Borrower breaches its obligations under Section 5.06(a) and that monetary damages shall be inadequate to compensate the Lender for such breach. Accordingly, the Borrower agrees that, in the event of a breach by the Borrower of Section 5.06(a), the Lender (or the applicable member of the Lender Group, as the case may be), in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

                  Section V.7. Term and Termination; Early Termination Fee. (a) This Agreement shall have an initial term commencing on the Initial Funding Date and expiring on April 6, 2004 (the "INITIAL TERM"). Thereafter, the term of this Agreement shall be automatically extended for annual successive terms (each a "RENEWAL TERM") commencing on the last day of the Initial Term or a Renewal Term, as the case may be, and expiring on the date twelve (12) Months thereafter, unless the Lender or the Borrower provides Written Notice not less than forty-five (45) days prior to the expiration of the Initial Term or a Renewal Term, as the case may be, that such Person does not intend to extend the term of this Agreement; provided, however, that if an Event of Default shall have occurred and be continuing at the end of the Initial Term or a Renewal Term, as the case may be, this Agreement will not automatically be extended without the prior written consent of the Lender. The Borrower shall pay to the Lender on the first day of each Renewal Term a fee equal to 0.50% of the Revolving Commitment then in effect.

                  (b) The obligations of the Lender under this Agreement shall continue in full force and effect from the date hereof until the Maturity Date. Upon the payment in full of all Lender Debt, the Lender shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrower's expense, as the Borrower may reasonably request to effect such termination.

                  (c) The Borrower may terminate this Agreement at any time prior to the Maturity Date upon (i) lapse of not less than thirty days' prior Written Notice (which shall be irrevocable) to the Lender of default of the commitment by the Lender pursuant to Article I hereof to make Revolving Advances and (ii) payment in full of all Lender Debt, including all applicable fees, charges, premiums and costs, all as provided hereunder, and in such occurrence of clauses (i) and (ii) the commitment hereunder shall be deemed to be terminated.

                  (d) If the Revolving Commitment is terminated or the Revolving Loan becomes due and payable prior to the scheduled end of the Initial Term or Renewal Term (including by reason of an Event of Default) the Borrower shall pay to the Lender the Early Termination Fee; provided however that if the Lender refuses a request by the Borrower to increase the Revolving Commitment pursuant to Section 1.02(d) hereof and (i) within 105 days of the date the Borrower receives written notice of the Lender's refusal, the Borrower, the Providers or the Parent consummate a financing arrangement with another lender or lenders (the "ALTERNATIVE FINANCING") and (ii) the commitments of the lending parties under the Alternative Financing is equal to or greater than the Revolving Commitment requested by the Borrower and all such commitments are effective immediately upon the consummation of the Alternative Financing, no Early Termination Fee shall be payable.

                  (e) The termination of this Agreement shall not affect any rights of the Lender or any obligations of the Borrower arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt incurred on or prior to such termination has been paid and performed in full.

                  (f) Upon the giving of notice of an Event of Default under this Agreement, all Lender Debt shall be due and payable on the date of the Event of Default specified in such notice. Upon the (i) the termination of all commitments and obligations of the Lender, and (ii) the indefeasible payment in full of all Lender Debt, the Lender shall, at the Borrower's request and sole cost and expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  (g) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been indefeasibly paid in full in cash.

                  (h) All indemnities representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

                  (i) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitment of the Lender shall have been terminated), and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                  Section V.8. No Liability of Lender. (a) Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Lender of any obligation of the Borrower to any Obligor or the Providers.

                  (b) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Lender contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Person's gross negligence or willful misconduct. The provisions of this
Section 5.08 shall survive the termination of this Agreement.

                  Section V.9. Entire Agreement; Severability. (a) This Agreement, including all exhibits and schedules hereto and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

                  (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

                  Section V.10. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Section V.11. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE

MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

                  Section V.12. Execution in Counterparts. This Agreement may be executed in counterparts, each oF which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  Section V.13. No Proceedings. The Borrower hereby agrees that it will not institute against thE Lender any proceeding of the type referred to in clause (h) of Exhibit V so long as any senior indebtedness issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.


               [Remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


      BORROWER:                         ATC FUNDING, LLC


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        Address:  ATC Funding, LLC
                                                  1983 Marcus Avenue
                                                  Suite E-122
                                                  Lake Success, NY 11042

                                        Attention: Alan Levy, CFO
                                        Facsimile Number: (516) 750-1764


      LENDER:                           HFG HEALTHCO-4 LLC

                                        By:   HFG Healthco-4, Inc.


                                           By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                           c/o Lord Securities Corporation
                                           Two Wall Street
                                           New York, NY  10005
                                           Attention: Dwight Jenkins
                                           Facsimile Number:  (212) 346-9012

                                   EXHIBIT I.


                                   DEFINITIONS

                  As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTS" means all accounts, chattel paper, instruments, general intangibles and goodwill, whether now existing or hereafter arising, including, all Receivables and all proceeds of the foregoing.

                  "ACCRUED AMOUNTS" means, as at any date, the aggregate amount of accrued but unpaid (whether or not due and payable) (a) interest and (b) Non-Utilization Fees.

                  "ADDITIONAL COLLATERAL" means all (i)(a) present and future securities, security entitlements and securities accounts (collectively, "INVESTMENT PROPERTY"); (b) all deposit accounts and all other goods and personal property (including, without limitation, patents, patent applications, trade names and trademarks and Federal, state and local tax refund claims of all kinds), whether tangible or intangible, or whether now owned or hereafter acquired and wherever located; and (c) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing, and (ii) money and cash; and all books, records and other property relating to or referring to any of the foregoing including all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time used or useful in connection with, evidencing, embodying, referring to, or relating to, any of the foregoing.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "ALTERNATIVE FINANCING" has the meaning set forth in Section 5.07(d) hereto.

                  "APPLICABLE MARGIN" means, as of the first day of any Interest Period, (i) if the average outstanding balance of the Revolving Loan during the most recently ended Interest Period is $30,000,000 or less, 3.40% and (ii) if the average outstanding balance of the Revolving Loan during the most recently ended Interest Period is greater than $30,000,000, 3.00%.

                  "APPLIED MANAGEMENT" means Applied Management Solutions, Inc., a Delaware corporation.

                  "AUTHORIZED REPRESENTATIVE" means each Person designated from time to time, as appropriate, in a Written Notice by the Borrower to the Lender for the purposes of giving notices of borrowing, conversion or renewal of Revolving Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Lender.

                  "BORROWER" has the meaning set forth in the preamble hereto.

                  "BORROWER ACCOUNT" means such bank account designated by the Borrower by Written Notice to the Master Servicer, the Lender and the Program Manager from time to time.

                  "BORROWING BASE" means, as of any time, an amount equal to (i) 85% of the Expected Net Value of Eligible Receivables as of such time (without duplication of Unbilled Receivables) in each case and at all times as determined by reference to and as set forth in the most recent Borrowing Base Certificate delivered to the Lender by the Borrower as of such time minus (ii) the sum of
(x) Accrued Amounts and unpaid expenses under Sections 1.05 and 5.05 plus (y) the Reserves, in each case as of such time.

                  "BORROWING BASE CERTIFICATE" means a certificate (which may be sent by Transmission) signed by the Borrower and the Primary Servicer, substantially in the form set forth in Exhibit VII hereto, which shall (i) if the Borrower is requesting a Revolving Advance, specify the proposed Funding Date and amount of such Revolving Advance and (ii) provide the most recently available information (including updated information as of the close of business on the day immediately prior to the day such Borrowing Base Certificate is delivered) with respect to the Eligible Receivables of the Borrower (segregated by the classes set forth in the definition of "Net Value Factor") that is set forth in the general trial balance of the Providers, in form and substance satisfactory to the Lender and the Master Servicer.

                  "BORROWING BASE DEFICIENCY" means, as of any date, the positive difference, if any, between (x) the Revolving Loan minus (y) the Borrowing Base indicated on the most recent Borrowing Base Certificate.

                  "BORROWING LIMIT" has the meaning set forth in Section
1.02(a).

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York City, New York.

                  "CLAIMS" has the meaning set forth in Section 1.09(b).

                  "COLLATERAL" has the meaning set forth in Section 4.01(a).

                  "COLLECTIONS" means all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables deposited in or transferred to the Concentration Account, including, without limitation, all cash proceeds thereof.

                  "CONCENTRATION ACCOUNT" means account number 205779 at the Bank of New York ABA # 021000018.

                  "CONCENTRATION ACCOUNT AGREEMENT" means that certain Concentration Account Agreement, dated the date hereof, among the Borrower, the Lender, and the Concentration Account Bank, in substantially the form attached hereto as Exhibit VIII-B, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "CONCENTRATION ACCOUNT BANK" means Bank of New York.

                  "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Borrower in effect on the date of the Agreement and set forth in Schedule II hereto, as modified in accordance with the terms hereof.

                  "DEBT" of any Person means (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all "capital leases" (as defined by GAAP) of such party, (v) all Debt of others directly or indirectly guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and
(vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances and similar instruments.

                  "DEFAULT" means an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTED RECEIVABLE" means a Receivable (i) which is not a Priority DIP Receivable and as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (h) of Exhibit V, or (ii) which, consistent with the Credit and Collection Policy, would be written off the applicable Provider's books as uncollectible.

                  "DELINQUENCY RATIO" has the meaning set forth in the RPTA.

                  "DELINQUENT RECEIVABLE" means a Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

                  "DENIED RECEIVABLE" means any Receivable as to which any related representations or warranties have been discovered at any time to have been breached.

                  "DEPOSITARY AGREEMENT" means those certain depositary account agreements, among the Lender and a Lockbox Bank, in substantially the form attached hereto as Exhibit VIII-A, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "DISTRIBUTION" means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital interest in the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital interests in the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

                  "DOCUMENTS" means this Agreement, the Provider Documents, each Borrowing Base Certificate, and each other document or instrument now or hereafter executed and delivered to the Lender by or on behalf of the Borrower pursuant to or in connection herewith or therewith.

                  "EARLY TERMINATION FEE" means, as of the termination of this Agreement, a fee in an amount equal to the product of (A) the Revolving Commitment at such time times (B) the percentage set forth below opposite the applicable period for effective date of such termination:


Effective date of decrease in Revolving Commitment        Fee percentage
--------------------------------------------------        --------------
Initial Funding Date through April 5, 2002                3.0%

April 6, 2002 through April 5, 2003                       1.5%

April 6, 2003 through April 5, 2004                       1.0%

April 6, 2004 and thereafter                              0.0%



                  "ELIGIBILITY CRITERIA" means the criteria and basis for determining whether a Receivable shall be deemed by the Lender Group to qualify as an Eligible Receivable, all as set forth in Exhibit VI hereto, as such Eligibility Criteria may be modified from time to time by the Lender in its good faith discretion upon Written Notice to the Borrower.

                  "ELIGIBLE RECEIVABLES" means Receivables that satisfy the Eligibility Criteria, as determined by the Lender Group.

                  "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained by the Providers, the Borrower, any of their respective ERISA Affiliates, or with respect to which any of them have any liability.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any entity which is under common control with the Borrower within the meaning of ERISA or which is treated as a single employer with the Borrower under the Internal Revenue Code of 1986, as amended.

                  "EVENT OF DEFAULT" means any of the events specified in
Exhibit V hereto.

                  "EVENT OF TERMINATION" has the meaning set forth in the RPTA.

                  "EXCLUDED CLAIMS" has the meaning set forth in Section
1.09(b).

                  "EXCLUDED TAXES" means taxes upon or determined by reference to the Lender's net income.

                  "EXPECTED NET VALUE" means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on date of creation thereof, times the applicable Net Value Factor.

                  "FUNDING DATE" means, the Initial Funding Date and any Business Day on which a Revolving Advance is made at the Borrower's request in accordance with the provisions of this Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or the rules and regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question.

                  "GOVERNMENTAL ENTITY" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 1.09(b).

                  "INITIAL FUNDING DATE" means the date of the initial Revolving Advance in respect of Receivables hereunder.

                  "INITIAL TERM" has the meaning set forth in Section 5.07(a).

                  "INTEREST PAYMENT DATE" means the first Business Day of each Month, commencing May 1, 2001 .

                  "INTEREST PERIOD" means each one Month period (or shorter period ending on the Maturity Date); provided, that the initial Interest Period shall commence on the Initial Funding Date and shall end on April 30, 2001.

                  "INVESTMENT GRADE RATED OBLIGOR" means an Obligor which as of the date of determination has a rating from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. of not less than BBB- and from Moody's Investors Service, Inc. of not less than Baa.

                  "LAST SERVICE DATE" means, with respect to any Eligible Receivable the date set forth on the related invoice or statement as the most recent date on which medical personnel, services or goods were provided by the related Provider to the related Obligor .

                  "LENDER" has the meaning set forth in the preamble hereto.

                  "LENDER DEBT" means and includes any and all amounts due, whether now existing or hereafter arising, under the Agreement, including, without limitation, any and all principal, interest, penalties, fees, charges, premiums, indemnities and costs owed or owing to the Lender, the Program Manager or the Master Servicer by the Borrower, any Provider, or any Affiliate of the Borrower or any Provider, arising under or in connection with this Agreement, the Provider Documents, the Depositary Agreement or any other Document, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy.

                  "LENDER GROUP" means (i) the Lender, the Program Manager and the Master Servicer, and (ii) the Lender's agents and delegates identified from time to time to effectuate this Agreement.

                  "LENDER LOCKBOXES" means those lockboxes located at the addresses set forth on Schedule IV to receive checks with respect to Receivables.

                  "LENDER LOCKBOX ACCOUNTS" means those accounts at the Lockbox Banks as set forth on Schedule IV as associated with the corresponding Lender Lockboxes and established by the Providers in the name of and for the benefit for the Lender to deposit collections, including collections received in the Lender Lockboxes and collections received by wire transfer directly from Obligors, all as more fully set forth in the applicable Depositary Agreement.

                  "LIBOR" means the rate established by the Program Manager two Business Days prior to the first day of each Interest Period based on an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered rate that appears on page 3750 of the Telerate Service for U.S. dollar deposits of amounts and in funds comparable to the principal amount of the Revolving Loan.

                  "LIEN" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "LOCKBOX BANK" means each lockbox bank under a Depositary Agreement.

                  "LOSS-TO-LIQUIDATION RATIO" means, as of the last Business Day of each Month, a percentage equal to:


                                       DFR
                                       ---
                                        C

where:

                  DFR = The Expected Net Value of all Eligible Receivables which became Defaulted Receivables in the Month immediately prior to the date of calculation.

                  C = Collections on such Eligible Receivables in the Month immediately prior to the date of calculation.

                  "MASTER SERVICER" means the Program Manager and any other Person then identified by the Lender to the Borrower as being authorized to administer and service Receivables.

                  "MATERIAL ADVERSE EFFECT" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) the Providers (in the aggregate) or (ii) the Borrower, (b) materially impairs the ability of the Borrower to perform its obligations under this Agreement or any other Document, (c) materially impairs the ability of the Providers (in the aggregate) or the Borrower to perform their respective obligations under the RPTA or any other Document, or (d) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under this Agreement or (as assignee of the Borrower) under the RPTA or any other Document.

                  "MATURITY DATE" means the earliest of (a) the date on which this Agreement terminates in accordance with the provisions of Section 5.07(a),
(b) the occurrence of an Event of Default pursuant to clause (h) of Exhibit V and (c) the date on which the Lender declares the Maturity Date to have occurred upon an Event of Default in a Written Notice to the Borrower.

                  "MAXIMUM PERMISSIBLE RATE" has the meaning set forth in
Section 1.11(a).

                  "MONTH" means a calendar month.

                  "MULTIEMPLOYER PLAN" means a plan, within the meaning of
Section 3(37) of ERISA, as to which thE Borrower or any ERISA Affiliate contributed or was required to contribute within the preceding five years.

                  "NET VALUE FACTOR" means, initially, the percentages set forth on Schedule V attached hereto, as such percentages may be adjusted, upwards or downwards with notice (which may be telephonic) to the Borrower, in the good faith discretion of the Lender but in consultation with the Borrower and the Primary Servicer. In adjusting the Net Value Factor, the Lender shall consider, among other factors, the final Collections received within 180 days of the Last Service Date of Receivables which arose during the one-Month, three-Month and six-Month periods, ended at the end of the sixth preceding Month (without regard to the factors set forth in the definition of "Defaulted Receivables").

                  "NON-UTILIZATION FEE" has the meaning set forth in Section 1.05(c).

                  "OBLIGOR" means any Person, who is responsible for the payment of all or any portion of a Receivable.

                  "OTHER CORPORATIONS" means the Providers and each of their direct and indirect parents or subsidiaries other than the Borrower.

                  "OTHER TAXES" has the meaning set forth in Section 1.08(b).

                  "OUTSTANDING BALANCE" means, as of any date of determination, the aggregate outstanding principal balance of all Revolving Loans (plus interest that is due and payable on the Revolving Loans that remains unpaid beyond the Interest Payment Date), provided, that any Collections utilized to reduce the principal amount of the Revolving Loan shall reduce the "Outstanding Balance" hereunder only following a three Business Day clearance period applied thereto.

                  "PARENT" means Staff Builders, Inc., a Delaware corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated the date hereof, made by Parent and ATC Healthcare in favor of the Lender, in substantially the form attached hereto as Exhibit X, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "PRIMARY SERVICER" has the meaning set forth in the RPTA.

                  "PRIORITY DIP RECEIVABLE" means a Receivable:

                  (i) the Obligor of which is the subject of a federal bankruptcy case; and

                  (ii) the indebtedness of which constitutes a priority under 11 U.S.C.Section 507(a)(1).

                  "PROGRAM MANAGER" means (i) Healthcare Finance Group, Inc. or
(ii) any other Person then identified by the Lender to the Borrower as being authorized to provide administrative services with respect to the Lender and the Lender's finance, funding and collection of receivables.

                  "PROPERTY" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

                  "PROVIDER DOCUMENTS" has the meaning set forth in the RPTA.

                  "PROVIDERS" has the meaning set forth in the RPTA.

                  "RECEIVABLE INFORMATION" has the meaning set forth in the RPTA.

                  "RECEIVABLES" means all accounts or general intangibles and all other obligations for the payment of money, in each case, owing (or in the case of Unbilled Receivables, to be owing) by an Obligor to a Provider and arising out of the rendition of professional services, or the sale of products by a Provider in the ordinary course of its business, including all rights to reimbursement under any agreements with and payments from Obligors or other Persons, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

                  "RELATED PERSON" means any incorporator, stockholder, Affiliate (other than the Program Manager), agent, attorney, officer, director, member, manager, employee or partner of the Lender or its members or its stockholders.

                  "RENEWAL TERM" has the meaning set forth in Section 5.07(a).

                  "RESERVE" means, as of any date, an amount equal to the sum of
(i) the aggregate of any accrued, unpaid and past due, federally or state mandated payment obligations owing by the Parent or any Provider and (ii) the aggregate amount of any fees owed by ATC Healthcare to its franchisees who have not executed, within 30 days of the Initial Funding Date, a letter confirming ATC Healthcare's ownership of the Receivables.

                  "RESPONSIBLE OFFICER" of any Person, mean the president, chief executive officer, chief operating officer, chief financial officer or controller of such Person.

                  "REVOLVING ADVANCE" has the meaning set forth in Section 1.01(a).

                  "REVOLVING COMMITMENT" has the meaning set forth in Section 1.02(a).

                  "REVOLVING LOAN" has the meaning set forth in Section 1.01(a).

                  "RPTA" means that certain Receivables Purchase and Transfer Agreement, dated as of the date of this Agreement, among the Primary Servicer, the Providers, the Parent and the Borrower, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "SERVICER TERMINATION EVENT" has the meaning set forth in the RPTA.

                  "TANGIBLE NET WORTH" with respect to the Borrower, means, at any time, the excess of (i) the Expected Net Value of all Receivables owned by the Borrower, plus cash, plus investments, plus amounts which are owing from the Lender to the Borrower minus (ii) the sum of all accrued unpaid monetary obligations and accrued unpaid fees and expenses payable hereunder or otherwise owed by the Borrower.

                  "TRANSMISSION" means, upon establishment of computer interface between the Borrower and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer in a manner satisfactory to the Master Servicer.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "UNBILLED RECEIVABLE" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant Obligor, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable Obligor.

                  "WRITTEN NOTICE" and "IN WRITING" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                  Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II.

                        CONDITIONS OF REVOLVING ADVANCES

                  1 Conditions Precedent on Initial Funding Date. The making of the Revolving Advance on the Initial Funding Date is subject to the conditions precedent that the Lender shall have received on or before the Initial Funding Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Lender:

                  (a) A certificate issued by the Secretary of State of the State of Delaware, dated as of a recent date, as to the legal existence and good standing of the Borrower (which certificate may be dated not more than 20 days prior to the Initial Funding Date).

                  (b) Certified copies of the organizational documents and all amendments thereto, certified copies of resolutions of the managers of the Borrower approving this Agreement, certified copies of all documents filed to register any and all assumed/trade names of the Borrower, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (d) A copy of the opening balance sheet of the Borrower as at the Initial Funding Date, certified by a Responsible Officer of the Borrower.

                  (e) Acknowledgment or time-stamped receipt copies of proper financing statements (showing the Borrower as debtor and the Lender as secured party) duly filed on or before the Initial Funding Date under the UCC of all jurisdictions that the Lender may deem necessary or reasonably desirable in order to perfect the security interests contemplated by the Agreement.

                  (f) Completed requests for information (UCC search results) and a schedule thereof listing all effective financing statements filed in the applicable jurisdictions that name the Borrower as debtor, together with copies of such financing statements.

                  (g) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by Borrower in the Collateral.

                  (h) A favorable opinion of Clifford Chance Rogers & Wells LLP, counsel to the Borrower, substantially in the form attached hereto as Exhibit IX-A, and as to such other matters as the Lender Group requests.

                  (i) A favorable opinion of Clifford Chance Rogers & Wells LLP, counsel for the Borrower, substantially in the form attached hereto as Exhibit IX-B, and as to such other matters as the Lender Group requests.

                  (j) The Assignment of Contract as Collateral Security with respect to the RPTA and the Pledge Agreement and assignments of all other documents, lockboxes and lockbox accounts with respect to the RPTA, and the other Provider Documents, duly executed by the Borrower and acknowledged by the other Persons party to such Provider Documents.

                  (k) Originally executed copies of the RPTA and the other Provider Documents, all other documentation required to be delivered with respect to this Agreement, the RPTA and the other Documents, all in form and substance satisfactory to the Lender, which agreements shall be in full force and effect and enforceable in accordance with their respective terms.

                  (l) Evidence that all of the conditions precedent with respect to the initial purchase under the RPTA have been satisfied or waived.

                  (m) Duly executed Depositary Agreements, together with evidence satisfactory to the Lender that the Lender Lockboxes and the Lender Lockbox Accounts have been established.

                  (n) Payment of a facility fee of $250,000 to Healthcare Finance Group, Inc.

                  (o) Payment of all reasonable attorneys' fees incurred by the Lender Group plus reasonable disbursements.

                  (p) A duly executed Pledge Agreement together with stock certificates representing 100% of the issued and outstanding capital stock of each Provider and Applied Management and stock powers for each such certificate, undated and executed in blank.

                  (q) Evidence that the capitalization of the Borrower is satisfactory to the Lender.

                  (r) Master Servicer Certificate. On or before the Initial Funding Date, the Lender shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the reasonable satisfaction of the Master Servicer.

                  (s) Completion of a due diligence review by the Lender (or its agent) of the Providers, the results of which are satisfactory to the Lender.

                  2 Conditions Precedent on All Funding Dates. Each Revolving Advance on a Funding Date (including the Initial Funding Date) shall be subject to the further conditions precedent that the Borrower and the Lender shall have agreed upon the terms of such Revolving Advance and also that:

                  (a) Intentionally omitted;

                  (b) the Borrower shall have delivered to the Lender, no later than 10:30 a.m. on such Funding Date, in form and substance satisfactory to the Lender a completed Borrowing Base Certificate together with such additional information as may reasonably be requested by the Lender or the Master Servicer; and

                  (c) on such Funding Date the following statements shall be true and correct (and acceptance of the proceeds of such Revolving Advance shall be deemed a representation and warranty by the Borrower that such statements are then true and correct):

                           (i) the representations and warranties contained in Exhibits III and VII are true and correct in all material respects on and as of the date of such Revolving Advance as though made on and as of such date, and

                           (ii) no event has occurred and is continuing, or would result from such Revolving Advance or any actions connected therewith, that constitutes a Default or an Event of Default.

                                  EXHIBIT III.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants as follows:

                  (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Borrower of the Agreement and the other documents to be delivered by it thereunder, (i) are within the Borrower's powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Borrower's operating agreement or certificate of formation, (2) any law, rule or regulation applicable to the Borrower, (3) any contractual restriction binding on or affecting the Borrower or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its Property, and
(iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the security interest created by the Agreement. The Agreement has been duly executed and delivered by the Borrower. The Borrower has previously furnished to the Lender a correct and complete copy of the Borrower's certificate of formation and operating agreement including all amendments thereto.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by the Borrower of the Agreement or any other document to be delivered thereunder.

                  (d) The Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

                  (e) The Borrower has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Obligors, accreditation agencies and any other Person necessary or required for the Borrower (i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted,
(iii) to execute, deliver and perform the Agreement and the other Documents to which it is a party, and (iv) to receive payments from the Obligors in the manner contemplated in the Agreement and the RPTA.

                  (f) Except as disclosed on Schedule III, no Provider has been notified by any Obligor or instrumentality, accreditation agency or any other person, during the immediately preceding 12 Month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted by it to such Provider or to which it and such Provider is a party, the recission, cancellation or non-renewal of which could reasonably be expected to cause a Material Adverse Effect.

                  (g) As of the Initial Funding Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Lender, and as of each Funding Date, the conditions precedent set forth in paragraph 2 of such Exhibit II shall have been fulfilled or waived in writing by the Lender.

                  (h) The opening balance sheet of the Borrower, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower as of the date thereof all in accordance with GAAP.

                  (i) The RPTA is in full force and effect and no Event of Termination or Servicer Termination Event is continuing thereunder.

                  (j) There is no pending or, to the Borrower's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Borrower or any Provider before any court, Governmental Entity or



                                      III-1
arbitrator which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Agreement, the RPTA or any other Document, and neither the Borrower nor any Provider is currently the subject of, or has any present intention of commencing, an insolvency proceeding or petition in bankruptcy.

                  (k) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien. Upon the effectiveness of this Agreement the Lender shall acquire a valid security interest in the Collateral free and clear of any Lien. No effective financing statement or other instrument similar in effect covering any item of Collateral is on file in any recording office, except those being terminated on or before the Initial Funding Date and those filed in favor of the Borrower relating to the purchase of the Receivables under the RPTA and those in favor of the Lender relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement has been sent to any Obligor.

                  (l) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other Document, report and Transmission provided by the Borrower to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (m) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Collateral are located at the address referred to on the signature page of the Agreement and there have been no other such locations for the four immediately prior Months.

                  (n) The provisions of the Agreement create, legal and valid Liens in all of the Collateral in the Lender's favor and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Collateral, having priority over all other Liens on such Collateral, enforceable against the Borrower and all third parties.

                  (o) The Borrower has not changed its principal place of business or chief executive office in the last five years.

                  (p) The exact name of the Borrower is as set forth on the signature page of the Agreement, and except as notified in writing to the Lender, the Borrower has not changed its name in the last 12 Months, and, except as notified in writing to the Lender, the Borrower did not use, nor does the Borrower now use, any fictitious or trade name.

                  (q) Since the Funding Date prior to the making of this representation, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect.

                  (r) Neither the Borrower nor any Provider is in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower or such Provider which has or is reasonably likely to have a Material Adverse Effect.

                  (s) The Borrower has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from the Borrower. No tax Lien has been filed and is now effective against the Borrower or any of its Properties except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To the Borrower's knowledge, there is no pending investigations of the Borrower by any taxing authority nor any pending but unassessed tax liability of the Borrower.

                  (t) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Borrower has not incurred debts or liabilities beyond its ability to pay; the Borrower will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future.



                                      III-2

                  (u) Other than as set forth on Schedule III hereto, the Lender Lockboxes are the only post office boxes and the Lender Lockbox Accounts are the only lockbox account maintained for Receivables, all checks and other collections received in the Lender Lockboxes are deposited into the corresponding Lender Lockbox Account within one Business Day of receipt thereof, all funds on deposit in each Lender Lockbox Account are transmitted each Business Day to the Concentration Account, and no direction is in effect directing Obligors to remit payments on Receivables other than to the Lender Lockbox or the Lender Lockbox Account, each as described on Schedule IV. The Borrower agrees (i) not to instruct any Obligor to make any payment in respect of the Receivables to the account described on Schedule III and to use reasonable efforts (including, without limitation, the sending of a Notice to Obligors to the applicable Obligors, in multiple copies if necessary) to prevent any payment in respect of the Receivables from being made to such account and
(ii) to deposit any funds received in such account into a Lockbox Account within one Business Day of receipt thereof.

                  (v) The Borrower has no pension plans or profit sharing plans.

                  (w) Except as disclosed on Schedule III hereto, there are no pending civil or criminal investigations by any Governmental Entity involving the Borrower, any Provider or any of their respective officers or directors and none of the Borrower, any Provider or any of their respective officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

                  (x) The sole business of the Borrower is as provided in its organizational documents.

                  (y) The assets of the Borrower are free and clear of any Liens in favor of the Internal Revenue Service, any Employee Benefit Plan, any Multiemployer Plan or the PBGC other than inchoate tax Liens resulting from an assessment of the Providers or the Borrower.

                  (z) None of the Eligible Receivables constitutes or has constituted an obligation of any Person which is an Affiliate of the Borrower.

                  (aa) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

                  (bb) The Borrower has no Debt except hereunder and under the RPTA.

                  (cc) All of the employees of the Providers are salaried employees and are not, and do not claim to be independent contractors. No such employee has any rights in, and has not claimed any rights in any Receivable.

                  (dd) Each Receivable represents the direct payment obligation of the applicable Obligor, and is not subject to any condition that such Obligor receive any payment or reimbursement from any third party.




                                      III-3

                                   EXHIBIT IV.

                                    COVENANTS

                  Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

                  (a) Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications, and privileges.

                  (b) Offices, Records and Books of Account. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral at the address of the Borrower set forth under its name on the signature page to the Agreement or, upon 30 days' prior Written Notice to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect and perfect the Lender's interest in the Collateral have been taken and completed. The Borrower shall keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate that the Receivables have been assigned as security to the Lender. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information.

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, timely and fully perform and comply (and will cause the Primary Servicer, the Providers or their designees to fully perform and comply) with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related contract, and the Borrower shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. The Borrower shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by the Lender, or the Master Servicer on behalf of the Lender, of the Receivables.

                  (d) Notice of Breach of Representations and Warranties. The Borrower shall promptly (and in no event later than two Business Days following actual knowledge thereof) inform the Lender and the Master Servicer of any breach of covenants or representations and warranties hereunder and under the Provider Documents, including, without limitation, upon discovery of a breach of the Eligibility Criteria set forth in Exhibit VI hereof. Notwithstanding the foregoing, notice with regard to a breach of the Eligibility Criteria set forth in Exhibit VI hereof shall be deemed given if appropriate information is contained in a Transmission promptly after the occurrence of such breach; provided that the Borrower must promptly, and in any event within two Business Days notify the Lender (i) of any bankruptcy of an Obligor of which the Borrower is aware and (ii) of the to writing-off of more than 10% or the current Outstanding Balance of Eligible Receivables owing from any Obligor.

                  (e) Debt, Sales, Liens, etc. The Borrower will not incur or assume any Debt or issue any securities except under or as contemplated by this Agreement. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, the Borrower's Properties, or upon or with respect to any account to which any collections of the Receivables are sent, or assign any right to receive income in respect thereof except (i) those Liens in favor of the Lender or any assignee of the Lender relating to the Agreement, and (ii) those assignments of Denied Receivables to the Providers upon receipt by the Borrower of the respective Repurchase Price (as defined in the RPTA).

                  (f) Extension or Amendment of Receivables. Other than as consistent with the past practices of the Providers, the Borrower shall not amend, waive or agree, or otherwise suffer or permit any Provider to amend, waive or agree, to any deviation from the terms or conditions of any Receivable owned by the Borrower in a manner inconsistent with the Credit and Collection Policy.

                  (g) Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Lender; provided, however, that during the continuance of an Event of Default, it will not make any change in the Credit and Collection Policy.

                  (h) Audits and Visits. The Borrower will, from time to time during regular business hours as requested by the Lender, permit the Lender upon reasonable notice, without interfering with the Borrower's or the Providers' businesses or operations and subject to compliance with applicable law in the case of review of patient/customer information, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to Receivables including, without limitation, the related contracts, and (ii) to visit the offices and properties of the Borrower for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Receivables or the Borrower's performance hereunder or under the contracts with any of the officers or employees of the Borrower having knowledge of such matters. During the continuance of an Event of Default, the Borrower shall permit the Master Servicer to have at least one of its agents or representatives physically present in the Borrower's administrative office during normal business hours to assist the Borrower in the collection of Receivables.

                  (i) Change in Payment Instructions. The Borrower will not terminate any Lender Lockbox or Lender Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice to Obligor or otherwise, or regarding payments with respect to the Receivables to be made to the Borrower, the Lender or the Master Servicer, except upon the prior and express direction of the Program Manager or the Lender.

                  (j) Reporting Requirements. The Borrower will provide to the Lender (in multiple copies, if requested by the Lender) the following:

                              (i) on the first Business Day of each week, a copy
               of the Weekly Report delivered by the Primary Servicer to the Purchaser pursuant to Section 1.03 of the RPTA and a Borrowing Base Certificate based on reconciliations and adjustments reflected in such Weekly Report certified by a Responsible Officer of the Borrower and the Primary Servicer;

                              (ii) as soon as available and in any event within
               45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such quarter and statements of income, cash flows and retained earnings of the Borrower for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower, and accompanied by a certificate of an authorized officer of the Borrower detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                              (iii) as soon as available and in any event within
               90 days after the end of each fiscal year of the Borrower, balance sheets as of, and statements of income for, such fiscal year, and accompanied by a certificate of an authorized officer of the Borrower detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                              (iv) promptly and in any event within five
               Business Days after the occurrence of each Default or Event of Default, a statement of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default, and the action that the Borrower has taken and proposes to take with respect thereto;

                              (v) at least ten Business Days prior to any change
               in the Borrower's name, a notice setting forth the new name and the proposed effective date thereof;

                              (vi) promptly (and in no event later than two
               Business Days following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (x) any Lien asserted or claim made against a Receivable, (y) the occurrence of an Event of Default, including the occurrence of any other event which could have a material adverse effect on the value of a Receivable, or (z) the results of any cost report, investigations or similar audits of any Provider being conducted by any federal, state or county Governmental Entity or its agents or designees;

                              (vii) no later than two Business Days after the
               commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting the Borrower which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect;

                              (viii) as soon as possible and in any event within
               two Business Days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                              (ix) within 90 days after the end of each fiscal
               year of the Borrower, a certificate from the chief financial officer of the Borrower stating that to his knowledge no Servicer Termination Event has occurred and exists as of the end of such fiscal year, or if in his opinion such a Servicer Termination Event has occurred and is continuing, a statement as to the nature thereof; and

                              (x) such other information respecting the
               Receivables or the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

                  (k) Notice of Proceedings; Overpayments. The Borrower shall promptly notify the Master Servicer (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim, in excess of $50,000, in the aggregate at any time, that is or may be asserted by an Obligor with respect to Receivables related to such Obligor. The Borrower shall make, or cause to be made, all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to the Borrower or the Providers against any amounts the Obligors owe on any Receivables.

                  (l) Officer's Certificate. On the dates the financial statements referred to in clause (j) above are to be delivered after the Initial Funding Date, the chief financial officer (or in the case of the Weekly Report delivered pursuant to clause (j)(i), a Responsible Officer)of the Borrower shall deliver a certificate to the Lender, stating that, as of such date, (i) all representations and warranties are true and correct, (ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Lender, and (iii) no Event of Default exists and is continuing.

                  (m) Further Instruments, Continuation Statements. The Borrower shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Lender may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Lender's security interest in the Collateral, or to enable the Lender or the Program Manager to exercise or enforce the rights of the Lender hereunder or in the Collateral. Without limiting the generality of the foregoing, the Borrower will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Borrower hereby authorizes the Program Manager to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law. If the Borrower fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Borrower.

                  (n) Merger, Consolidation. The Borrower shall not merge with or into, consolidate with or into, or enter into any agreement to merge or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

                  (o) No "Instruments". The Borrower shall not take any action which would allow, result in or cause any Eligible Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

                  (p) Preservation of Company Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

                  (q) Provider Documents. The Borrower will, at its sole expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Provider Documents, maintain the Provider Documents in full force and effect, enforce the Provider Documents in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Lender, and make to any party to the Provider Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Lender. The Borrower shall not permit any waiver, modification or amendment of the Provider Documents.

                                SPECIAL COVENANTS
                               ENTITY SEPARATENESS

                  Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

                  (i) The Borrower will at all times maintain at least one independent manager who is (x) not a current or former officer, director, manager or employee of an Affiliate of the Borrower or any Other Corporation and who is not a current or former officer or employee of the Borrower and (y) not the holder of any stock or any other equity interest in any Other Corporation or any of their respective Affiliates.

                  (ii) The Borrower will not direct or participate in the management of any of the Other Corporations' operations.

                  (iii) The Borrower will at all times be adequately capitalized in light of its contemplated business.

                  (iv) The Borrower will at all times provide for its own operating expenses and liabilities from its own funds.

                  (v) Subject to consolidation with the Providers for accounting and tax purposes, the Borrower will maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Borrower will not hold itself out as being liable, primarily or secondarily, for any obligations of the Other Corporations.

                  (vi) The Borrower will not maintain any joint account with any Provider or any Other Corporation, or be a party, whether as a co-obligor or otherwise, to any agreement to which any Other Corporation is a party (other than any Provider Document) or become liable as a guarantor or otherwise with respect to any indebtedness or contractual obligation of any Other Corporation.

                  (vii) Other than as contemplated under this Agreement or under any other Document and the payment of dividends or distributions to its members, the Borrower will not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant a Lien on any of its assets to secure any obligation of any Other Corporation.

                  (viii) The Borrower will not make any loans, advances or otherwise extend credit to any of the Other Corporations, provided, that the Borrower may issue dividends or distributions to each of its members to the extent otherwise permitted under this Agreement and under applicable law.

                  (ix) The Borrower will hold regular duly noticed meetings of its members and make and retain minutes of such meetings.

                  (x) The Borrower will comply in full with the procedures set forth in the Documents with respect to the assignment of all assets from any of the Other Corporations.

                  (xi) The Borrower will not engage in any transaction with any of the Other Corporations or any of their respective subsidiaries, except as permitted or contemplated by the Agreement and as contemplated by the Documents.

                  (xii) The Borrower will not enter into any transaction with any Affiliate or third party except (a)(x) as permitted or contemplated by this Agreement or the Documents or (y) investments of cash and cash equivalents with third parties and (b) on terms and conditions which reasonably approximate an arm's length transaction between unaffiliated parties.

                  (xiii) The Borrower will not amend, modify or supplement its organizational documents.

                  (xiv) The Borrower will not have any subsidiaries nor ownership interest in any other entities.

                                   EXHIBIT V.

                                EVENTS OF DEFAULT

                  Each of the following shall be an "EVENT OF DEFAULT":

                  (a) The Borrower shall default in the due and punctual payment of the principal of the Revolving Loan, when and as the same shall become due and payable (except that the Borrower shall have up five Business Days to cure such a default with respect to a Borrowing Base Deficiency) whether pursuant to
Article II of this Agreement, at maturity, by acceleration or otherwise.

                  (b) The Borrower shall default in the due and punctual payment of any installment of interest on the Revolving Loan or any other Lender Debt, including, without limitation, any fee or expense owing to the Lender pursuant to any of the Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three Business Days.

                  (c) Any material provision of any Document is no longer in full force and effect or there shall be continuing a default in the performance or observance of any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien directly or indirectly in favor of the Lender in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in any Document as to each of which no notice or grace period shall apply, such default continues for a period of 30 days (or, in the case where agreements and covenants contained in any Document provide for a grace period that is less than 30 days, continuance of a default for such shorter period) after the earlier of (i) there has been given Written Notice of such default to either of the Borrower or the Primary Servicer on behalf of any Provider by the Lender or (ii) discovery thereof by the Borrower; or if this Agreement or any other Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Lender.

                  (d) An Event of Termination shall have occurred under the RPTA.

                  (e) Any representation or warranty made or deemed made by the Borrower (other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with the Agreement or any other Document or any information or report delivered by the Borrower (other than with respect to the Providers) pursuant to the Agreement or any other Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

                  (f) The Borrower shall incur any Debt other than under the Agreement or the RPTA.

                  (g) This Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create, or the security interest created by this Agreement fails or ceases to be, a valid and perfected first priority security interest in the Collateral free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (e) of Exhibit IV).

                  (h) The Borrower or any Provider shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Provider seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or any Provider shall take any action to authorize any of the actions set forth above in this paragraph (i).

                  (i) There shall have occurred any Material Adverse Effect.

                  (j) The Borrower (x) shall have entered into any material transaction or agreement and not provided prompt Written Notice thereof to the Lender, or (y) shall have consummated, any transaction or agreement intended to result in (i) the merger or consolidation of the Borrower, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of the Borrower's assets or Properties, (iv) a change in the general nature of the Borrower's business, or (v) the sale of a controlling interest, directly or indirectly, in the Borrower.

                  (k) The Loss-to-Liquidation Ratio at end of any Month exceeds 7.5%.

                  (l) The arithmetic average of the Loss-to-Liquidation Ratios for any three Months exceeds 5%.

                  (m) The Delinquency Ratio at the end of any Month exceeds 15%.

                  (n) The arithmetic average of the Delinquency Ratios for any three consecutive Months exceeds 12%.

                  (o) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $10,000 in the aggregate against the Borrower remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

                  (p) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against (i) any of the Receivables or (ii) assets other than the Receivables involving an aggregate amount in excess of $25,000 which remains unpaid or discharged for a period of 30 days or more.

                  (q) The Borrower shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $25,000 against any of its Properties.

                  (r) The Borrower does not pay or discharge at or before maturity or before becoming delinquent all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, except any taxes, levies, assessments or charges contested in good faith by appropriate proceedings.

                  (s) The Borrower sells, leases, assigns, transfers, or otherwise disposes of any of its Receivables, except as permitted or contemplated under the Agreement.

                  (t) The Borrower declares or makes any Distribution, unless both prior and subsequent to the effectiveness of such proposed Distribution,
(i) no Event of Default is continuing, including an Event of Default under clause (u) of this Exhibit V hereof, (ii) such Distribution is in full compliance with applicable law, including the law of the State of Delaware as in effect at such time, and (iii) the Borrower and the recipient of such Distribution have taken all necessary and appropriate action to effectuate such Distribution.

                  (u) The Borrower engages in any business other than solely the businesses of directly or indirectly purchasing Receivables from the Providers and in financing such Receivables with the Lender hereunder and the other transactions permitted or contemplated hereby.

                  (v) The Borrower shall at any time fail to maintain a Tangible Net Worth of at least 3% of the higher of (i) the Borrowing Limit, and (ii) the then outstanding amount of the Revolving Loan.

                  (w) Any representation or warranty made or deemed made by any Provider under or in connection with the RPTA or any information or report delivered by any Provider pursuant to the RPTA shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and such misstatement causes an Event of Default under the RPTA.

                  (x) As of any date after the Initial Funding Date, more than 15% of all outstanding Eligible Receivables are aged more than 120 days but less than 180 days from the respective Last Service Date of such Eligible Receivables.

                  (y) As of any date, Collections on all Eligible Receivables that have been liquidated or written off during the then most recent 13 week period, are less than 85% of the aggregate gross value (billed amount) of such Eligible Receivables.

                                   EXHIBIT VI.

                              ELIGIBILITY CRITERIA

                  The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the "ELIGIBILITY CRITERIA"):

                  (a) The information provided by the Borrower with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Lender are true and correct. Except with respect to Unbilled Receivables sold or contributed to the Borrower, the related Provider has billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the inclusion of such Receivable in the Borrowing Base. Each Provider has, or has the right to use, valid provider identification numbers and licenses to generate valid Receivables. Except with respect to Unbilled Receivables sold or contributed to the Borrower, all information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, the Borrower (or the related Provider) has or will promptly provide the same, and if any error has been made with respect to such information, the Borrower (or the related Provider) will promptly correct the same and, if necessary, rebill such Receivable. The Obligor of each such Receivable has duly and validly executed the time card related to such Receivable.

                  (b) Each such Receivable (i) is payable, in an amount not less than its Expected Net Value, by the Obligor identified by the related Provider as being obligated to do so, (ii) is based on an actual and bona fide rendition of services or sale of goods to the Obligor by the related Provider in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States and (iv) is an account or general intangible within the meaning of the UCC of the state in which the related Provider has its principal place of business and is not evidenced by any instrument or chattel paper.

                  (c) Each such Receivable (i) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor thereof (other than any portion of such Receivable which is being disputed by the Obligor which portion shall not be an "Eligible Receivable"),
(ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor thereof or is not aged more than 180 days from its Last Service Date, and (iii) has been billed (or, in the case of Unbilled Receivables sold or contributed to the Borrower, shall be billed) to the Obligor thereof on a date fewer than fourteen (14) days after the Last Service Date provided that with respect to Receivables billed on a monthly cycle at the request of the Obligor, such Receivable has been billed (or, if such Receivable is an Unbilled Receivable and has been sold or contributed to the Borrower, shall be billed) within forty-five (45) days after the Last Service Date.

                  (d) Neither the Borrower nor the related Provider has any guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Lender, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

                  (e) The relevant Provider has provided (or on the day such Receivable is included in the Borrowing Base, is providing) the goods and services related to such Receivable to the relevant Obligor.

                  (f) Intentionally omitted.

                  (g) The Obligor with respect to each such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding (other than with respect to Priority DIP Receivables), nor is it unable to make payments on its obligations when due, (ii) located in the United States of America, (iii) not a subsidiary, parent or other Person that is an Affiliate of any Provider and (iv) not the Obligor of Defaulted Receivables in the past 12 Months (other than, for the purpose of this clause, as a result of good faith disputes and discounts given in accordance with the Credit and Collection Policy) which, in the aggregate, exceed 10% of the current gross unpaid amount of all Eligible Receivables of such Obligor.

                  (h) The financing of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Borrower.

                  (i) The contract or other instrument obligating an Obligor to make payment with respect to such Receivable (i) does not contain any provision prohibiting the grant of a security interest in or the assignment of such payment obligation from the relevant Provider to the Borrower, or from the Borrower to the Lender, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the Obligor at the time the goods or services constituting the basis for such Receivable were sold or performed.

                  (j) No consents by any third party to the sale of such Receivable are required other than consents previously obtained in writing by the Borrower, a copy of each such consent having been provided to the Lender.

                  (k) The inclusion of such Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Eligible Receivables for any Obligor (or group of Obligors) listed below included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Eligible Receivables, above the corresponding maximum percentage listed below:

           Obligor                                                Maximum
           -------                                                Percentage
                                                                  ----------
           Each Investment Grade Rated Obligor                           15%

           Each other Obligor                                             3%


                  (l) If a Priority DIP Receivable, the inclusion of such Priority DIP Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Priority DIP Receivables included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Eligible Receivables, above 2%.

                  (m) No prior sale or assignment of security interest which is still in effect on the applicable Funding Date has been made with respect to or granted in any such Receivable.

                  (n) All personnel provided by any Provider to Obligors giving rise to such Receivables are salaried employees of such Provider, are not independent contractors of such Provider, and no Provider is aware of any claim by any such personnel to be, or have the status of, an independent contractor.

                                   EXHIBIT VII

                       FORM OF BORROWING BASE CERTIFICATE

HFG Healthco-4 LLC
Two Wall Street
New York, New York 10005

Ladies and Gentlemen:

                  The undersigned refers to the Loan and Security Agreement, dated as of April 6, 2001 (as the same may be amended, supplemented, restated, or modified from time to time, the "Loan Agreement") between ATC Funding, LLC ( the "Borrower") and HFG Healthco-4 LLC (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

Part 1: Request for Revolving Advance. [To be completed only if a Revolving Advance is being requested.]

                  In accordance with Section 1.03 of the Loan Agreement and in fulfillment of the condition precedent set forth in Section 2(a) of Exhibit II thereto, the Borrower hereby gives you irrevocable notice that the undersigned requests a Revolving Advance under the Loan Agreement, and in connection therewith sets forth below the information relating to such Revolving Advance as required by Section 1.03 of the Loan Agreement:

                  Proposed Revolving Advance:

                              (i) The Funding Date of such Revolving Advance is
               requested to be _______ __, 200_; and

                              (ii) The amount of the Revolving Advance is
               requested to be $_______________.




                                      VII-1

Part 2. Calculation of Borrowing Base
HFG HEALTHCO-4 LLC
Borrowing Base Report
Report Submission Date:_____________
Schedule #:______________
Transmission Date:______________


     Gross Receivables (from Transmission)

II.      LESS: INELIGIBLE A/R, UNAPPLIED CASH AND OTHER
           MISCELLANEOUS (FROM TRANSMISSION)

     Eligible Receivables (from Transmission) (I - II )

     Additions since Transmission Date

     Unbilled from Weekly Download Report

     Unbilled from cut off of Weekly Download Report to end of business of day prior to this Report Submission Date

     Total Eligible Receivables (III + IV + V )

     Net Value Factor                                                                          96%

     Expected Total Value of Eligible Receivables (VI * VII)


     Deductions from ENV

     Unposted cash as of cut off for Transmission Date


     Collections since cut off for Transmission Date


     Other: discounts, adjustments, repurchased claims, bad debts, etc.


     Total deductions (IX + X + XI)



     Expected Net Value of Eligible Receivables (VIII - XII )


     Advance Rate Percentage                                                                   85%


     Maximum Loan Available on Collateral (XIII * XIV)


     Reserves


     Maximum Loan Available on Collateral net of Reserves (XV - XVII)


     Maximum Loan Available per Agreement                                                 $25,000,000


     Total Loan Availability (the lesser of XVII or XVIII)


                                     VII-2

     Outstanding Loan Balance Prior Report


     Plus Draws Since Prior Report

     Interest Due/Fees

     Additional Advance Requested


     LOAN BALANCE THIS REPORT


     NET AVAILABILITY (XIX minus XXIV)

Each of the undersigned represents and warrants that:

(i) the foregoing information is true, complete and correct on the date hereof and will be true, complete and correct on the date of the proposed Revolving Advance; (ii) the collateral reflected herein complies with and conforms to the Eligibility Criteria set forth in Exhibit VI to the Loan Agreement; (iii) the representations, warranties and covenants contained in Exhibits III and IV of the Loan Agreement are true, correct, and in compliance on and as of the date hereof, and, if a Revolving Advance is requested herein, will be true, correct and in compliance after giving effect to such Revolving Advance and to the application of the proceeds thereof on and as of such date; (iv) the Borrower is in compliance with each of the terms, covenants, and conditions set forth in the Loan Agreement; (v) no Default or Event of Default has occurred and is continuing, or would result from the Revolving Advance requested herein or from the application of the proceeds thereof; (vi) neither the Borrower nor any Provider has diverted or permitted to be diverted any such payments on Accounts from the Lender Lockbox Accounts or the Concentration Account; and (vii) the aggregate outstanding principal amount of the Revolving Advances after giving effect to the Revolving Advance requested herein is not in excess of the Borrowing Limit.

The Borrower promises to pay to HFG Healthco-4 LLC the new loan balances reflected above, plus interest, as set forth in the Loan Agreement.

                                              Very truly yours,

                                              ATC FUNDING, LLC

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                              ATC HEALTHCARE SERVICES, INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                              ATC STAFFING SERVICES, INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:



                                     VII-3

EXHIBIT VIII-A

FORM OF DEPOSITARY AGREEMENT


[See Tab 18]



                                    VIII-A-1

         EXHIBIT VIII-B

         FORM OF CONCENTRATION ACCOUNT AGREEMENT


         [N/A]


                                    VIII-B-1

         EXHIBIT IX-A

         FORM OF OPINION OF COUNSEL


                                   [See Tab 9]



                                     IX-A-1

                                  EXHIBIT IX-B

                           FORM OF OPINION OF COUNSEL

                                  [See Tab 10]




                                     IX-B-1

                                    EXHIBIT X

                              FORM OF PARENT PLEDGE

                                   SCHEDULE I
                              ADDRESSES FOR NOTICE



                           If to the Program Manager:

                                        Healthcare Finance Group, Inc.
                                          110 Wall Street, 2nd Floor
                                           New York, New York 10005
                                 Attention: David Hyams, Chief Credit Officer
                                              Tel:(212) 785-9212
                                              Fax:(212) 785-9211


                           If to the Master Servicer:

                                       Healthcare Finance Group, Inc.
                                         110 Wall Street, 2nd Floor
                                          New York, New York 10005
                                Attention: David Hyams, Chief Credit Officer
                                             Tel:(212) 785-9212
                                             Fax:(212) 785-9211


                               If to the Borrower:
                        c/o ATC Healthcare Services, Inc.
                               1983 Marcus Avenue
                             Lake Success, NY 11042
                            Attention: Alan Levy, CFO
                               Tel:(516) 750-1666
                               Fax:(516) 750-1754

                                   SCHEDULE II


                          CREDIT AND COLLECTION POLICY



                                  See attached.

                                  SCHEDULE III


                                   DISCLOSURES



                          [TO BE DELIVERED BY BORROWER]

                                   SCHEDULE IV


                               LOCKBOX INFORMATION



                             Concentration Account:
                               HFG HEALTHCO-4 LLC
                                Account #2057779
                                Bank of New York
                                 ABA #021000018


Lockboxes:                                                  Lockbox Accounts:
---------                                                   ----------------
Post Office Box 40116                                       HFG HEALTHCO-4 LLC
College Park, GA   30349                                    Account #8-236-697
                                                            Mellon Bank, N.A.
                                                            ABA #031000037


Post Office Box 31718                                       HFG HEALTHCO-4 LLC
Hartford, CT   06150                                        Account #9428406280
                                                            Fleet Bank, N.A.
                                                            ABA #011900571


Post Office Box 31726                                       HFG HEALTHCO-4 LLC
Hartford, CT   06150                                        Account #9428406299
                                                            Fleet Bank, N.A.
                                                            ABA #011900571


Post Office Box 531283                                      HFG HEALTHCO-4 LLC
Atlanta, GA   30353                                         Account #9428406301
                                                            Fleet Bank, N.A.
                                                            ABA #011900571

                                   SCHEDULE V


                                NET VALUE FACTORS



                                       96%